Pacific Select Fund NSAR 06-30-11
Exhibit 77H


Changes in Control of Registrant for Inflation Protected Portfolio:

On June 24, 2011, there was a change in control with respect to one series of the Registrant from a decrease in Pacific Life Insurance Company's percentage ownership. This decrease in ownership was a result of a reduction of shares held in the Inflation Protected Portfolio. Control is determined by 25% ownership in any fund.


Portfolio			        Date	        Percentage Ownership

Inflation Protected Portfolio        	5/2/2011	        >25%
					6/24/2011 and after     <25%
(commenced operations on 5/1/2011)






Changes in Control of Registrant for Portfolio Optimization Portfolios:

On May 2, 2011 and May 3, 2011, there were changes in control with respect to five series of the Registrant from a decrease in Pacific Life Insurance Company's percentage ownership. This decrease in ownership was a result of a reduction of shares held in the Portfolio Optimization Conservative, Portfolio Optimization Moderate-Conservative, Portfolio Optimization MOderate, Portfolio Optimization Growth and Portfolio Optimization Aggressive-Growth Portfolios. Control is determined by 25% ownership in any fund.


Portfolio			        	Date	        Percentage Ownership

Portfolio Optimization Conservative Portfolio   5/1/2011		>25%
						5/2/2011 and after      =0%

Portfolio Optimization Moderate-Conservative 	5/1/2011	        >25%
Portfolio					5/2/2011 and after      =0%

Portfolio Optimization Moderate Portfolio   	5/1/2011	        >25%
						5/2/2011 and after      =0%

Portfolio Optimization Growth Portfolio  	5/1/2011	        >25%
						5/2/2011 and after      =0%

Portfolio Optimization Aggressive-Growth	5/1/2011	        >25%
Portfolio					5/3/2011 and after      <25%

(portfolios commenced operations on 5/1/2011)







Changes in Control of Registrant for PD Small-Cap Value Index Portfolio:

During the period January 1, 2011 to June 30, 2011, there was a change in control with respect to one series of the Registrant from a decrease in Pacific Life Insurance Company's percentage ownership. This decrease in ownership was a result of a reduction of shares held in the PD Small-Cap Value Index Portfolio. Control is determined by 25% ownership in any fund.


Portfolio			        Date	        Percentage Ownership

PD Small-Cap Value Index Portfolio     	1/1/2011	        >25%
					2/7/2011 and after      <25%